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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 27, 1997 except for Note 8 as to which the date is May 6, 1997, with respect to the financial statements of Quintar Holdings Corporation included in the Registration Statement (Form S-1) and related Prospectus of Splash Technology Holdings, Inc. for the registration of 3,250,000 shares of its common stock.

                                                               Ernst & Young LLP

Orange County, California
July 28, 1997